                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437,
333-10003, 333-33249, 333-83677, 33-30007, 33-68208, 33-58351, 333-33265,
333-10005, 333-33251, 333-83669, 33-22464, 33-29440, 33-51416, 33-68186,
33-58353, 33-58355, 33-60435, 333-33291, 333-64095, 33-21241, 333-42371,
333-64103, 333-81275, 333-87967, 333-81277, 333-83673 and 333-83681) and on Form
S-3 (file Nos. 33-61853, 333-59513, 333-68629, 33-64901, 333-31548, 333-82395,
333-34913, 333-26351, 333-87449 and 333-82395) of our report, dated February 23,
2000, except for the information in Note A as to which the date is October 11, 2000, on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, and our reports dated February 23, 2000 on our audits of the combined financial statements and financial statement schedule of Genzyme General Division, the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division, the combined financial statements and financial statement schedule of Genzyme Surgical Products Division and the combined financial statements of Genzyme Molecular Oncology Division as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which reports are included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 12, 2000